EXHIBIT 23.2.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-90632) of Foamex L.P. of our report dated March 30, 2001 relating to the financial statements and financial statement schedule (before giving effect to the adjustments to give retroactive effect to the contribution of Foamex Carpet Cushion, Inc. and not presented separately herein) of Foamex L.P., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Philadelphia, PA
January 27, 2003